EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated September 18, 2018, with respect to the statement of condition including the related portfolio of U.S. Defense Portfolio 2018-3 (included in Invesco Unit Trusts, Series 1911) as of September 18, 2018, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-226145) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
September 18, 2018